UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. 2)

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

HMN Financial, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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HMN Financial, Inc.
1016 Civic Center Drive N.W.

Rochester, Minnesota 55901

(507) 535-1200

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON TUESDAY, APRIL 28, 2020

The following Notice of Change in Location relates to the proxy statement (the “Proxy Statement”) of HMN Financial, Inc. (the “Company”), dated March 20, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Company’s Board of Directors for use at the Annual Meeting of Stockholders to be held on Tuesday, April 28, 2020. This notice is being filed with the Securities and Exchange Commission on or about March 25, 2020.

The notice should be read in conjunction with the Proxy Statement.

1016 Civic Center Drive N.W.

Rochester, Minnesota 55901

(507) 535-1200

Notice of Change in Location of Annual Meeting of Stockholders
to be held on April 28, 2020

March 25, 2020

Dear Stockholder:

Due to the emerging public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our stockholders, notice is hereby given that the location of the annual meeting of stockholders of HMN Financial, Inc. has been changed. As previously announced, the annual meeting will be held on Tuesday, April 28, 2020 at 10:00 a.m., local time. In light of public health concerns regarding the coronavirus outbreak, the annual meeting will be held in a virtual meeting format only. You will not be able to attend the annual meeting physically.

As described in the proxy materials for the annual meeting previously distributed, stockholders of record at the close of business on March 2, 2020, are the stockholders entitled to receive notice of, and to vote at, the meeting and any adjournments or postponements thereof. To be admitted to the annual meeting at https://www.web.lumiagm.com/224294069, you must enter the control number found on your proxy card or voting instruction form, followed by the meeting code HMN2020 (case sensitive). You may vote during the annual meeting by following the instructions available on the meeting website during the meeting. Whether or not you plan to attend the annual meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the annual meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the annual meeting.

By Order of the Board of Directors,

Cindy K. Hamlin
Secretary

The Annual Meeting of Stockholders on April 28, 2020 at 10:00 a.m. local time is available at https://www.web.lumiagm.com/224294069. The proxy statement and Annual Report to Stockholders are available at http://www.rdgir.com/hmn-financial-inc.